QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-175138 on Form S-1 of our report dated March 18, 2011 relating to the financial statements of Rhino Resource Partners LP, appearing in the annual report on Form 10-K of Rhino Resource Partners LP for the year ended December 31, 2010 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
July 8, 2011

QuickLinks

  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM